Exhibit 99.1
GigaCloud Technology Inc Completes Acquisition of New Classic Home Furnishings

EL MONTE, Calif., January 2, 2026 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced that it has completed the acquisition of New Classic Home Furnishings, Inc. (“New Classic”), a U.S.-based distributor serving the home furnishings market.

Founded more than 25 years ago in Fontana, California, New Classic serves over 1,000 retailer customers and offers a broad portfolio of more than 2,000 SKUs. The acquisition strengthens GigaCloud’s growing ecosystem by adding a well-established wholesale business with broadened retailer relationships and a proven product assortment.

“Closing this acquisition represents another important step in executing our strategy to streamline large-parcel commerce,” said Larry Wu, Founder, Chairman, and Chief Executive Officer of GigaCloud. “By integrating New Classic’s retailer customer network into our technology-enabled marketplace and fulfillment capabilities, we are creating new opportunities for retailers to compete efficiently in an increasingly dynamic trading environment.”

The acquisition was completed following the satisfaction of all customary closing conditions under the definitive Share Purchase Agreement. Under the terms of the agreement, GigaCloud acquired 100% of the outstanding equity of New Classic for total consideration of $18 million on a debt-free basis, including a post-closing earn-out. The purchase price is subject to customary post-closing adjustments, including a net working capital adjustment. The transaction was funded from GigaCloud’s existing cash on hand and was unanimously approved by the Company’s Board of Directors.

About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.

Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or

Exhibit 99.1
similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.

For investor and media inquiries, please contact:

GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com

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